Exhibit 77E Legal Proceedings

LEGAL PROCEEDINGS

Since October 2003
Federated and related
entities collectively
Federated and various
 Federated
funds Funds have been
named as defendants in
several class action
lawsuits now pending in the
United States District
Court for the District
of Maryland The lawsuits
 were purportedly filed
on behalf of
people who purchased
owned andor redeemed
shares of Federatedsponsored
mutual funds during
specified periods
beginning November
1 1998 The suits are
generally similar in
alleging that Federated
engaged in illegal
and improper trading
practices including
 market timing and late
 trading in concert with
certain institutional
traders which allegedly
caused financial injury
 to the mutual fund shareholders
These lawsuits began to
be filed shortly after
Federateds first public
announcement that it had
received
requests for information
on shareholder trading
activities in the Funds
from the SEC the Office
of the
New York State Attorney
General NYAG and other
authorities In that regard
on November 28
2005 Federated announced
that it had reached final
settlements with the SEC
and the NYAG with respect
to those matters Specifically
the SEC and NYAG settled
proceedings against three
Federated
subsidiaries involving
undisclosed market timing
arrangements and late trading
The SEC made findings
that Federated Investment
Management Company FIMC an
SECregistered investment
adviser to
various Funds and Federated
Securities Corp an SECregistered
brokerdealer and distributor
for the
Funds violated provisions
of the
Investment Advisers Act
and Investment Company
Act by approving
but not disclosing three
market timing arrangements
or the associated conflict
of interest between FIMC
and the funds involved in
the arrangements either to
other fund shareholders or
to the funds board and
that Federated Shareholder
Services Company formerly
an SECregistered transfer
agent failed to
prevent a customer and a
Federated employee from
late trading in violation
of provisions of the
Investment Company Act The
NYAG found that such conduct
violated provisions of New
York State
law Federated entered into
the settlements without
admitting or denying the
regulators findings As
Federated previously
reported in 2004 it has
already paid approximately
80 million to certain funds as
determined by an independent
consultant As part of these
settlements Federated
agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
additional 72 million
 and among
other things agreed that
it would not serve as
investment adviser to
any registered investment
company
unless i at least 75 of
the funds directors are
independent of Federated
ii the chairman of each such
fund is independent of
Federated iii no action
may be taken by the funds
board or any committee
thereof unless approved
by a majority of the
independent trustees of
the fund or committee
respectively
and iv the fund appoints
a senior officer who
reports to the independent
trustees and is responsible
for
monitoring compliance by
the fund with applicable
laws and fiduciary duties
and for managing the
process by which management
fees charged to a fund
are approved The settlements
are described in
Federateds announcement
which along with previous
press releases and related
communications on
those matters is available
in the About Us section of
Federateds website at
FederatedInvestorscom
Federated and various
Funds have also been named
as defendants in several
additional lawsuits the
majority of which are now
pending in the United States
District Court for the
Western District of
Pennsylvania alleging
among other things excessive
advisory and Rule 12b1 fees
The board of the Funds has
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in these
lawsuits Federated and the
Funds and their respective
counsel are reviewing the
allegations and intend
to defend this litigation
Additional lawsuits based
upon similar allegations
may be filed in the future The
potential impact of these
lawsuits all of which seek
unquantified damages attorneys
fees and expenses
and future potential similar
suits is uncertain Although
we do not believe that
these lawsuits will have a
material adverse effect on
the Funds there can be no
assurance that these suits
ongoing adverse publicity
andor other developments
resulting from the regulatory
investigations will not
result in increased Fund
redemptions reduced sales
of Fund shares or other
adverse consequences for the Funds